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As filed with the Securities and Exchange Commission on February 2, 2005

Registration No. 333-120525

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-0495050 (I.R.S. Employer Identification No.)
Pitney Bowes Inc. 1 Elmcroft Road Stamford, CT 06926-0700 (203) 356-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michele C. Mayes
Senior Vice President & General Counsel
Pitney Bowes Inc.
1 Elmcroft Road
Stamford, CT 06926-0700
(203) 356-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen D. Wayne Pitney Bowes Inc. 1 Elmcroft Road Stamford, CT 06926-0700 (203) 922-4596	Steven R. Finley Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

        Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, February 2, 2005

PROSPECTUS

$2,500,000,000

Debt Securities
Preferred Stock
Preference Stock
Common Stock
Purchase Contracts
Depositary Shares
Warrants
Units

        By this prospectus, Pitney Bowes Inc. from time to time may offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "PBI."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

        This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

        We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is                        , 2005.

TABLE OF CONTENTS

About This Prospectus	2
Where You Can Find More Information	2
Incorporation by Reference	3
Forward-Looking Statements	4
The Company	5
Use of Proceeds	6
Ratio of Earnings to Fixed Charges	6
Description of the Debt Securities	7
Description of Preferred Stock and Preference Stock	16
Description of Common Stock	19
Description of Purchase Contracts	24
Description of Depositary Shares	25
Description of Warrants	28
Description of Units	31
Plan of Distribution	34
Legal Matters	36
Experts	36

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration or continuous offering process. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings. Together, these offerings may total up to $2,500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC's website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

        Unless we have indicated otherwise, references in this prospectus to "Pitney Bowes," "we," "us" and "our" or similar terms are to Pitney Bowes Inc., a Delaware company, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all exhibits to it, over the Internet at the SEC's web site at http://www.sec.gov. This uniform resource locator is an inactive textual reference only and is not intended to incorporate the contents of the SEC website into this prospectus.

        You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may also request copies of the documents that we file with the SEC by writing to the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the operations of the Public Reference Room and copying charges.

        Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, as well as at the offices of the following stock exchanges where our common stock is traded: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, IL 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, CA 90012 and 301 Pine Street, San Francisco, CA 94104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, PA 19103. We also post our SEC filings on our website at http://www.pb.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, except as noted below:

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  the description of our common stock contained in our Form 8-A filed February 16, 1996 and Form 8-A/A filed January 16, 1998, including any amendment or report filed for the purpose of updating this description;

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  our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 9, 2004, which incorporates by reference certain portions of our proxy statement dated March 25, 2004;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 (filed on May 7, 2004), June 30, 2004 (filed on August 5, 2004) and September 30, 2004 (filed on November 8, 2004); and

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  our Current Reports on Form 8-K dated April 13, 2004, May 17, 2004, May 24, 2004, July 20, 2004, August 18, 2004, September 30, 2004, October 5, 2004 (as amended November 2, 2004), November 22, 2004, December 17, 2004, December 20, 2004, December 22, 2004 and January 6, 2005.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement containing this prospectus and prior to effectiveness of the registration statement containing this prospectus or that we file after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

        Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Pitney Bowes Inc., 1 Elmcroft Road, Stamford, CT 06926-0700, Attention: Investor Relations, or by telephone at the following telephone number: (203) 356-5000.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus or any prospectus supplement, including information incorporated by reference, are "forward-looking statements" within the meaning of Section 27A of the Securities Act and are intended to be covered by the safe harbor created by that section. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "would," "could," "should," "believe," "expect," "anticipate," "plan," "estimate" or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations may prove to be incorrect. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. Cautionary statements setting forth important factors that could cause actual results to differ materially from our forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference.

        Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We disclaim any intent or obligation to update publicly any forward-looking statements set forth in this prospectus, any prospectus supplements or incorporated herein by reference, whether as a result of new information, future events or otherwise.

THE COMPANY

        Our company was incorporated in the state of Delaware on April 23, 1920, as the Pitney-Bowes Postage Meter Company. Today, we are a provider of leading-edge global, integrated mail and document management solutions for organizations of all sizes. Our world headquarters are located at 1 Elmcroft Road, Stamford, Connecticut 06926-0700. Our telephone number is (203) 356-5000.

        Pitney Bowes Inc. and its subsidiaries operate in three reportable segments: Global Mailstream Solutions, Global Enterprise Solutions and Capital Services. We operate both inside and outside the United States.

Global Mailstream Solutions

        Our Global Mailstream Solutions segment includes worldwide revenue and related expenses from the rental of postage meters and the sale, rental and financing of mailing equipment, including mail finishing and software-based mail creation equipment. We also include in this segment software-based shipping, transportation and logistics systems, related supplies and services, presort mail services, postal payment solutions and supply chain solutions such as order management and fulfillment support. We sell, rent or finance our products. We sell our supplies and services. Some of our products are sold through dealers.

        Products in this segment include postage meters, mailing machines, address hygiene software, manifest systems, letter and parcel scales, mail openers, mailroom furniture, folders, table-top inserters, paper handling equipment, shipping equipment, software-based shipping and logistics systems, presort machines and postal payment solutions.

Global Enterprise Solutions

        Our Global Enterprise Solutions segment includes Pitney Bowes Management Services (PBMS) and Document Messaging Technologies (DMT). In this segment, we sell, rent or finance our products. We sell our supplies and services.

        PBMS includes worldwide revenue and related expenses from facilities management contracts for advanced mailing, secure mail services, reprographic, document management and other high-value services. PBMS offers a variety of business support services to our customers to manage copy, reprographic and mail centers, facsimile, electronic printing and imaging services, and records management. PBMS is a major provider of on- and off-site services which help our customers manage the creation, processing, storage, retrieval, distribution and tracking of documents and messages in both paper and digital form.

        DMT includes U.S. revenue and related expenses from the sale, service and financing of high-speed, software-enabled production mail systems, sorting equipment, incoming mail systems, electronic statement, billing and payment solutions, and mailing software.

        We include our internal financial services operations in both the Global Mailstream Solutions and Global Enterprise Solutions segments. The internal financial services operations provide lease financing for our products in the U.S., Canada, the United Kingdom, Germany, France, Norway, Ireland, Australia, Austria, Spain, Italy, Switzerland, Sweden, Denmark and the Netherlands.

Capital Services

        Our Capital Services segment consists of financing for non-Pitney Bowes equipment. It includes primarily interest and fee-based income generated by financing arrangements. Core Capital Services consists primarily of financing of Imagistics International Inc. copier equipment. Non-core Capital Services consists primarily of financing of large-ticket, non-Pitney Bowes equipment.

        In the past, we have directly financed or arranged financing for commercial and non-commercial aircraft, real estate, over-the-road trucks and trailers, locomotives, railcars, rail and bus facilities, office equipment and high-technology equipment such as data processing and communications equipment. In January 2003, we announced that we would cease originating large-ticket, structured, third-party, financing of non-core lease assets. In December 2004, we announced that our board of directors approved a plan to pursue a sponsored spin-off of our Capital Services external financing business. The new entity would be an independent publicly-traded company consisting of most of the assets in our Capital Services segment.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds we expect to receive from the sale of the securities will be used to reduce outstanding debt or for general corporate purposes, which may include, among others, the following:

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  repaying existing debt;

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  making capital investments;

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  funding working capital requirements; and

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  funding possible acquisitions and investments.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a consolidated basis for the periods shown. For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before income taxes and interest expense (including amortization of debt issuance cost), and "fixed charges" consists of interest expense (including amortization of debt issuance cost).

Year Ended December 31,										Nine Months Ended September 30,
1999		2000		2001		2002		2003		2004
4.59	x	4.08	x	4.12	x	3.62	x	4.29	x	4.44	x

        The following table sets forth our ratio of earnings to fixed charges and preferred and preference stock dividends on a consolidated basis for the periods shown. For purposes of computing the ratio of earnings to fixed charges and preferred and preference stock dividends, "earnings" consists of income from continuing operations before income taxes and interest expense (including amortization of debt issuance cost), "fixed charges" consists of interest expense (including amortization of debt issuance cost) and "preferred and preference stock dividends" consists of pre-tax earnings that are required to pay dividends on outstanding preferred and preference securities.

Year Ended December 31,										Nine Months Ended September 30,
1999		2000		2001		2002		2003		2004
4.59	x	4.08	x	4.12	x	3.62	x	4.28	x	4.44	x

DESCRIPTION OF THE DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        As used in this "Description of the Debt Securities," the "Company" refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

        Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

        The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

        The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

        The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. The indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

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  the title of the debt securities;

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  any limit upon the aggregate principal amount of the debt securities;

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  if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

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  the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

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  the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

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  if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

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  the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

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  if other than U.S. dollars, the foreign currencies or units based on or related to foreign currencies in which the debt securities may be denominated or payable;

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  our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

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  the name of the trustee and any authenticating agent, paying agent, transfer agent or registrar for the debt securities;

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  whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;

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  the ranking of such debt securities as senior debt securities or subordinated debt securities;

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  whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

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  whether the debt securities are convertible into our common stock and, if so, the terms and conditions of such conversion;

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  whether the debt securities are subject to a periodic offering; and

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  any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

        "Principal" when used herein includes any premium on any series of the debt securities.

        Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Payment of interest on the debt securities, however, will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.

        The debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

        The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

        The indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the indentures.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

        Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

        The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof, do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.

Events of Default

        An Event of Default with respect to the debt securities of any series is defined in the indentures as:

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  default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

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  default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

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  certain events of bankruptcy, insolvency or reorganization of the Company.

        Additional Events of Default may be added for the benefit of holders of certain series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.

        The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

        The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

        Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

        No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

        Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

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  either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

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  immediately after such merger, consolidation, sale, conveyance or lease, the Company or such successor corporation, as the case may be, is not in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

        The indenture with respect to any series of debt securities—except for certain specified surviving obligations including the Company's obligation to pay the principal of and interest on the debt securities of such series—will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

        The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

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  extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

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  reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

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  reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

        Additionally, in certain prescribed instances, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

        Defeasance and Discharge.    The indentures will provide, if such provision is made applicable to the debt securities of a series, that the Company may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations with respect to such series of debt securities—except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due—upon the deposit with the trustee, in trust for such purpose, of funds or Government Obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. We call this termination, satisfaction and discharge "defeasance." Such a trust may be established only if, among other things:

  •
  the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

    •
    a ruling of the U.S. Internal Revenue Service to the same effect; or

    •
    a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;

  •
  no Event of Default shall have occurred or be continuing; and

  •
  such deposit shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination of Subordinated Debt Securities

        The senior debt securities will constitute part of our Senior Indebtedness and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

        Except as set forth in the related prospectus supplement, "Senior Indebtedness" means:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

  •
  renewals, extensions and refunding of any such indebtedness;

  •
  interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

        Upon any distribution of the Company's assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a "Debt Depository") identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

        We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

        If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities upon the request of DTC participants. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, the debt securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Principal and interest payments, if any, on the debt securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to Direct Participants is DTC's responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK

        The following description of the material terms of our preferred stock and preference stock is based on the provisions of our restated certificate of incorporation, as amended. For more information as to how you can obtain a current copy of our restated certificate of incorporation, see "Where You Can Find More Information." As used in this "Description of Preferred Stock and Preference Stock," the "Company" refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

        Our restated certificate of incorporation, as amended, authorizes the issuance of 600,000 shares of cumulative preferred stock, par value $50.00 per share, 5,000,000 shares of preference stock, without par value, and 480,000,000 shares of common stock, par value $1.00 per share.

Preferred Stock

        We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, for each series of preferred stock that may be issued and to fix the number of shares of each series.

        At September 30, 2004, there were 385 shares of our 4% Convertible Cumulative Preferred Stock outstanding. Each share of our outstanding 4% preferred stock is entitled to cumulative dividends at the rate of $2 per year, can be redeemed at our option, in whole or in part at any time, at a price of $50 per share, plus an amount equal to dividends accrued to the redemption date, and is convertible into 24.24 shares of our common stock, subject to anti-dilution adjustment.

        Dividends.    Holders of preferred shares of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, cumulative dividends at the rate determined by our board of directors for that series. Dividends on the preferred shares will accrue from the date fixed by our board of directors for that series. Unless we have declared and paid in full all dividends payable on all of our outstanding preferred shares for the current period and all prior periods, we will not be allowed to make any dividend payments (other than a dividend in common stock or in any other class of stock ranking junior to the Preferred Shares) on any class of stock that is subordinate to our preferred shares and we will not be allowed to redeem or otherwise repurchase any shares of any class of stock which ranks equally with or subordinate to our preferred shares.

        Accrued and unpaid dividends on the preferred shares will not bear interest.

        Redemption.    We have the right to redeem either all or a portion of the outstanding preferred shares of any series at any time, as determined by our board of directors. Preferred shares will be redeemed at par value, plus accrued and unpaid dividends and, if our board of directors has so determined for a series of preferred stock, a redemption premium. If we decide to redeem fewer than all of the outstanding preferred shares of any series, our board of directors will determine the method of selecting which shares to redeem.

        Conversion or Exchange Rights.    The prospectus supplement relating to any series of preferred stock that is convertible or exchangeable will state the terms determined by our board of directors upon which shares of that series are convertible into or exchangeable for shares of common or preference stock or another series of preferred stock of the Company or securities of any third party.

        Liquidation.    In the event of our voluntary or involuntary liquidation, before any distribution of assets would be made to the holders of any class of shares ranking subordinate to the preferred shares as to assets, the holders of the preferred shares of each series would be entitled to receive out of our assets available for distribution to our shareholders the sum of the par value for that series and an amount equal to all accrued and unpaid dividends on those shares. In the event of a voluntary liquidation, the holders of preferred shares also would receive the premium, if any, assigned to that series by our board of directors. The holders of all series of preferred shares would be entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation that is not sufficient to pay in full the aggregate amounts payable on all of those shares. After payment in full of the liquidation preference of the preferred shares, the holders of those shares would not be entitled to any further participation in any distribution of our assets. Neither the consolidation or merger of the Company with or into any other corporation or corporations, nor the merger or consolidation of any other corporation into and with the Company, will be deemed to be a voluntary or involuntary liquidation if the transaction is consented to by the holders of 66 2/3% of the outstanding preferred shares. However, the sale, exchange or transfer of all or substantially all of the assets of the Company would be deemed a voluntary liquidation of the Company for purposes of payment of the liquidation preference of the preferred shares.

        Voting.    The preferred shares of a series will not be entitled to vote, except as required by applicable law or as provided in our restated certificate of incorporation. Each share of a series of preferred shares will be entitled to one vote on matters on which holders of that series are entitled to vote. Our certificate of incorporation provides that we may not create, authorize or issue a class of stock ranking senior to the preferred shares or amend the certificate of incorporation in a manner adverse to the preferred shares, or engage in a voluntary liquidation, dissolution or winding up, a sale, lease or conveyance of all or substantially all of the property or business of the Company or certain mergers or consolidations without the affirmative vote of the holders of at least two-thirds of the affected outstanding preferred shares, voting as a class. In addition, our certificate of incorporation provides that whenever dividends on the preferred shares are in arrears in an aggregate amount equal to six quarterly dividend periods or we fail to retire or repurchase any shares of preferred stock that we are obligated to retire or repurchase, then the holders of all series of outstanding preferred shares, voting as a class, would be entitled to elect one-third of the total number of directors, but not less than three directors. We may not increase the amount of preferred shares or authorize or create any shares of any other class of stock ranking equal to the preferred shares as to dividends or assets or otherwise without the consent of the holders of at least a majority of all the outstanding preferred shares, voting as a class.

Preference Stock

        We may issue preference stock from time to time in one or more series, without stockholder approval. The preference shares rank as to dividends and assets junior to the preferred shares but senior to the common stock and to any other capital stock of the Company that we may authorize in the future, other than capital stock that by its terms ranks senior or equal to the preference shares and that is authorized as described below under "Voting." Each series of preference shares will rank equally to each other series of preference shares as to dividends and assets, unless the prospectus supplement relating to a particular series of preference shares states that our board of directors has determined that shares of that series rank junior to the other series of preference shares as to dividends or assets or both.

        Subject to the limitations prescribed by law, our board of directors is authorized to determine the voting powers, if any, designations, preferences and relative, participating, optional, conversion and other rights, and the qualifications, limitations or restrictions for each series of preference stock that may be issued and to fix the number of shares of each series.

        At September 30, 2004, there were 46,520 shares of $2.12 Convertible Preference Stock outstanding. Each share of our outstanding $2.12 preference stock is entitled to cumulative dividends at the rate of $2.12 per year, can be redeemed at our option, in whole or in part at any time, at a price of $28 per share, plus dividends accrued to the redemption date, and is convertible into 16.53 shares of our common stock, subject to anti-dilution adjustment.

        Dividends.    Holders of preference shares of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, cumulative dividends at the rate determined by our board of directors for that series. Dividends on the preference shares will accrue from the date fixed by our board of directors for that series. Because the preference shares rank junior to the preferred shares, unless we have declared and paid in full all dividends payable on all of our outstanding preferred shares for the current period and all prior periods, we will not be allowed to make any dividend payments on the preference shares and we will not be able to redeem or repurchase any preference shares. We will not be allowed to make any dividend payment on any series of preference shares unless at the same time we pay dividends, in the same proportion to the preferential dividend rates, for each other series of preference shares ranking equally with that series. In addition, unless we have paid in full all dividends payable on all of our outstanding preference shares for the current period and all prior periods, we will not be allowed to make any dividend payments on any class of stock that is subordinate to our preference shares and we will not be allowed to redeem or otherwise repurchase any shares of any class of stock which ranks equally with or subordinate to our preference shares.

        Accrued and unpaid dividends on the preference shares will not bear interest.

        Redemption.    The terms, if any, on which preference shares of any series may be redeemed will be determined by our board of directors and described in a prospectus supplement.

        If we decide to redeem fewer than all of the outstanding preference shares of any series, our board of directors will determine the method of selecting which shares to redeem.

        Conversion or Exchange Rights.    The prospectus supplement relating to any series of preference stock that is convertible or exchangeable will state the terms determined by our board of directors upon which shares of that series are convertible into or exchangeable for shares of common stock or another series of preference stock of the Company or securities of any third party.

        Liquidation.    In the event of our voluntary or involuntary liquidation, before any distribution of assets is made to the holders of any class of shares ranking as to assets subordinate to the preference shares, the holders of the preference shares of each series would be entitled to receive out of our assets available for distribution to our shareholders the preferential amount, in cash, that will be determined by our board of directors for that series when that series is established and an amount equal to all accrued and unpaid dividends on those shares, but the holders of the preference shares would not be entitled to receive the liquidation preference of their shares until the liquidation preference of the preferred shares outstanding at the time had been paid in full. The holders of all series of preference shares would be entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation that is not sufficient to pay in full the aggregate amounts payable on those shares, except to the extent that the prospectus supplement relating to a particular series of preference shares states that our board of directors has determined that the shares of that series rank junior to the other series of preference shares as to dividends or assets. After payment in full of the liquidation preference of the preference shares, the holders of those shares would not be entitled to any further participation in any distribution of our assets.

        Voting.    The preference shares of a series will not be entitled to vote, except as required by applicable law, our certificate of incorporation or provided by resolution of our board of directors creating such series. Unless the prospectus supplement relating to a series of preference shares states that our board of directors has determined otherwise, each share of a series will be entitled to one vote on matters on which holders of that series are entitled to vote. Notwithstanding the foregoing, our certificate of incorporation provides that we may not create, authorize or increase the authorized amount of any class of stock having preference or priority as to dividends or assets over the preference shares without the affirmative vote of the holders of at least two-thirds of the preference shares, irrespective of series. We may not increase the authorized amount of preference stock or of any previously authorized class of stock ranking equally with the preference stock as to dividends or assets, or authorize or create any class of stock ranking equally with the preference stock as to dividends or assets, without the consent of the holders of a majority of the outstanding preference shares, irrespective of series. Whenever dividends on the preference shares are in arrears in an aggregate amount equal to six quarterly dividend periods, then the holders of preference shares, voting as a class, will be entitled to elect two directors.

DESCRIPTION OF COMMON STOCK

        The following description of the material terms of our common stock is based on the provisions of our restated certificate of incorporation, as amended. For more information as to how you can obtain a current copy of our restated certificate of incorporation, see "Where You Can Find More Information". As used in this "Description of Common Stock", the "Company" refers to Pitney Bowes Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

        Subject to the rights of the holders of any of our preferred stock or preference stock then outstanding, holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and to receive dividends, if any, when declared from time to time by our board of directors in its discretion out of legally available funds. Upon our liquidation or dissolution, holders of common stock would be entitled to receive proportionately all assets remaining after payment of all liabilities and liquidation preference on any shares of preferred stock or preference stock outstanding at the time. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. As of September 30, 2004, there were approximately 230,487,529 shares of our common stock outstanding, net of 92,850,383 shares of treasury stock, and approximately 16,503,397 shares reserved for issuance upon exercise of outstanding stock options, our dividend reinvestment and other corporate plans, and conversion of our 4% preferred shares and $2.12 preference shares. All of our outstanding common stock is fully paid and non-assessable, which means that the holders have paid their purchase price in full and we may not ask them for additional funds, and all of the shares of common stock that may be offered with this prospectus will be fully paid and non-assessable when issued.

        The transfer agent and registrar for our common stock is Equiserve Trust Company, N.A.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "PBI."

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation provides that a director of the Company will not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the General Corporation Law of the State of Delaware.

        Our certificate of incorporation also provides for indemnification, to the fullest extent permitted by the General Corporation Law of the State of Delaware, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of the Company, or, at our request, serves or served as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all expense, liability and loss, including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by that person in connection with the action, suit or proceeding. Our certificate of incorporation also provides that, to the extent authorized from time to time by our board of directors, we may provide to our employees and other agents rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred by the certificate of incorporation on our directors and officers or persons serving at our request as directors, officers, employees or agents of any other enterprise.

Section 203 of the General Corporation Law of the State of Delaware

        Section 203 of the General Corporation Law of the State of Delaware applies to the Company. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder," as defined in Section 203, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder," as defined in Section 203, is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between the Company and an interested stockholder is prohibited within the three-year period unless it satisfies one of the following conditions:

  •
  before the stockholder became an interested stockholder, the board of directors of the Company must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do no have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  the business combination is approved by the board of directors of the Company and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        See also "Certain Anti-Takeover Matters—Vote Required for Certain Business Combinations" for information about provisions in our certificate of incorporation that impose requirements similar to those of Section 203.

Certain Anti-Takeover Matters

        Our certificate of incorporation and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

        Vote Required for Certain Business Combinations.    Our certificate of incorporation generally requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, which we call "voting stock," voting together as a single class, in addition to any other affirmative vote required by law or the certificate of incorporation, to approve:

  •
  any merger or consolidation of the Company or any of our subsidiaries with an "interested stockholder," as defined in the certificate of incorporation and described below, or any other corporation which is, or after the merger or consolidation would be, an affiliate of an interested stockholder;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any interested stockholder or any affiliate of any interested stockholder of any assets of the Company or any of our subsidiaries having an aggregate fair market value of $50,000,000 or more;

  •
  the issuance or transfer by the Company or any of its subsidiaries of any securities of the Company or any of its subsidiaries to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property having an aggregate fair market value of $50,000,000 or more;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder; or

  •
  any reclassification of securities or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its subsidiaries which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder.

        An "interested stockholder" means any person, other than the Company or any of our subsidiaries, who or which:

  •
  beneficially owns, directly or indirectly, more than 20% of the voting power of the outstanding shares of voting stock;

  •
  is an affiliate of the Company and at any time within the two-year period immediately before the date in question beneficially owned, directly or indirectly, 20% or more of the voting power of the then-outstanding voting stock; or

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  is the assignee of any shares of voting stock which were at any time within the two-year period immediately before the date in question beneficially owned by an interested stockholder, if the assignment of those shares occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

        The special voting requirement described above will not apply to a transaction of any of the kinds described above, and that transaction will require only any affirmative vote that is required by law and any other provisions of our certificate of incorporation, if either:

  •
  the transaction is approved by a majority of our "disinterested directors," a term which is defined to mean any director who is unaffiliated with the interested stockholder and was a member of the board of directors before the interested stockholder became an interested stockholder, and any successor of a disinterested director who is unaffiliated with the interested stockholder and is recommended to succeed the disinterested director by a majority of disinterested directors then on the board; or

  •
  all of the following conditions are met:

  •
  the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of common stock in the transaction is at least equal to the higher of the following:

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  the highest per share price paid by the interested stockholder for any shares of common stock acquired by it within the two-year period immediately before the first public announcement of the proposal of the transaction, which we call the "announcement date," or in the transaction in which it became an interested stockholder, whichever is higher; and

  •
  the fair market value per share of common stock on the announcement date or the date on which the interested stockholder became an interested stockholder, whichever is higher;

  •
  the aggregate amount of the cash, and the fair market value as of the date of consummation of the transaction of consideration other than cash, to be received per share by holders of shares of any other class of outstanding voting stock is at least equal to the highest of the following:

  •
  the highest per share price paid by the interested stockholder for any shares of that class of voting stock acquired by it within the two-year period immediately before the announcement date or in the transaction in which it became an interested stockholder, whichever is higher;

      •
      the highest preferential amount per share to which the holders of shares of that class of voting stock are entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

      •
      the fair market value per share of that class of voting stock on the announcement date or the date on which the interested stockholder became an interested stockholder, whichever is higher;

    •
    the consideration to be received by holders of a particular class of outstanding voting stock will be in cash or in the same form as the interested stockholder has previously paid for shares of that class of voting stock; if the interested stockholder has paid for shares of any class of voting stock with varying forms of consideration, the consideration for that class will be either cash or the form used to acquire the largest number of shares of that class previously acquired by it;

    •
    after the interested stockholder has become an interested stockholder and before the consummation of the transaction:

    •
    except as approved by a majority of the disinterested directors, the Company has not failed to declare and pay at the regular date any full quarterly dividends on the outstanding preferred stock or preference stock;

    •
    except as approved by a majority of the disinterested directors, the Company has not reduced the annual rate of dividends on the common stock or failed to increase that rate to reflect any reclassification of the outstanding shares of common stock, including any reverse stock split; and the interested stockholder has not become the beneficial owner of any additional shares of voting stock except as part of the transaction which results in the interested stockholder becoming an interested stockholder;

    •
    after the interested stockholder has become an interested stockholder, the interested stockholder has not received the benefit, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company; and

    •
    a proxy or information statement describing the proposed transaction and complying with the requirements of the Exchange Act and the rules and regulations under the Exchange Act has been mailed to our public stockholders at least 30 days before the consummation of the transaction, whether or not the proxy or information statement is required to be mailed under the Exchange Act.

        Classified Board of Directors.    Our certificate of incorporation provides for a board of directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of our stockholders may be required for the stockholders to change a majority of our board of directors. In addition, stockholders can only remove directors, with or without cause, by the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock, voting together as a single class. Except to the extent that the holders of preferred stock and preference stock have the right to fill vacancies on the board of directors in some circumstances, vacancies on our board of directors may be filled only by our board of directors. The classification of directors and the inability of stockholders to remove directors without the vote of at least 80% of the outstanding shares of voting stock or to fill vacancies on the board of directors make it more difficult to change the composition of our board of directors, but promote a continuity of existing management.

        Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to the Secretary of the Company before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals other than nomination of director candidates must be received at the principal executive offices of the Company not less than 90 days before an annual meeting at which the proposals are to be presented, and notice of stockholder nominations of director candidates to be presented at an annual or special meeting must be received not later than 90 days before the annual meeting or the close of business on the seventh day following the date on which notice of the special meeting is first given to stockholders, as applicable. The notice must contain certain information specified in the by-laws.

        No Ability of Stockholders to Call Special Meetings.    Our certificate of incorporation and by-laws deny stockholders the right to call a special meeting of stockholders, except to the extent that holders of preferred stock or preference stock have the right to call a special meeting in some circumstances. Our certificate of incorporation and by-laws provide that, except to that extent, only the board of directors may call special meetings of the stockholders.

        No Written Consent of Stockholders.    Our certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent without a meeting.

        Amendment of By-Laws and Certificate of Incorporation.    Our certificate of incorporation requires the approval of not less than 80% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend any of the provisions of the certificate of incorporation relating to our classified board of directors, stockholder action by written consent, business combinations or amendment of our by-laws. In addition, our certificate of incorporation requires the approval of not less than 80% of the voting power of all outstanding shares of voting stock, voting as a single class, to amend provisions of the by-laws relating to quorum and voting requirements at stockholders meeting, our classified board of directors, stockholder nominations of director candidates, filling vacancies and newly created directorships on the board of directors, removal of directors and notification of nominations to the board of directors.

        These provisions make it more difficult to dilute the anti-takeover effects of our certificate of incorporation and our by-laws.

        Blank Check Preferred and Preference Stock.    Our certificate of incorporation provides for 600,000 authorized shares of preferred stock and 5,000,000 authorized shares of preference stock. The existence of authorized but unissued shares of preferred and preference stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of the Company, the board of directors could cause shares of preferred or preference stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred and preference stock. The issuance of shares of preferred or preference stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

        We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preferred stock or preference stock, rather than full shares of preferred stock or preference stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction, to be set forth in the applicable prospectus supplement, of a share of a particular series of preferred stock or preference stock.

        The shares of any series of preferred stock or preference stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock or preference stock underlying the depositary share, to all the rights and preferences of the preferred stock or preference stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock or preference stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

        Pending the preparation of definitive engraved depositary receipts, the depositary, upon our written order, may issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts would entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts would be exchangeable for definitive depositary receipts at our expense.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary would distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, would sell the property and distribute the net proceeds from the sale to the applicable holders.

        Withdrawal of Underlying Preferred or Preference Stock.    Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, would be entitled to receive the number of whole shares of underlying preferred or preference stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred or preference stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred or preference stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

        Redemption of Depositary Shares.    If a series of preferred stock or preference stock represented by depositary shares is subject to redemption, the depositary shares would be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share would be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

        Voting.    Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock or preference stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock or preference stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock or preference stock.

        Conversion of Preferred or Preference Stock.    If the prospectus supplement relating to the depositary shares says that the deposited preferred or preference stock is convertible into or exchangeable for common stock or preferred or preference stock of another series of Pitney Bowes or securities of any third party, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any securities of Pitney Bowes or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred or preference stock represented by the depositary shares into or for whole shares of common stock or shares of another series of preferred or preference stock of Pitney Bowes or securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred or preference stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

        Amendment and Termination of the Depositary Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred or preference stock is convertible or exchangeable or there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Reports.    The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

        Limitation on Liability.    Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, equity securities or securities of third parties, including any of our affiliates, or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

        The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

Warrants

        The prospectus supplement will describe the terms of any warrants being offered, including:

  •
  the title and the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies in which the price of the warrants will be payable;

  •
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities purchasable upon exercise of the warrants;

  •
  the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

  •
  the periods during which, and places at which, the warrants are exercisable;

  •
  the date or dates on which the warrants shall commence and the date or dates on which the warrants will expire;

  •
  the terms of any mandatory or optional call provisions;

  •
  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  •
  whether the warrants will be sold separately or with other securities as part of a unit;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

  •
  the identity of the warrant agent;

  •
  the exchanges, if any, on which the warrants may be listed;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  if applicable, a discussion of any material United States federal income tax considerations;

  •
  whether the warrants shall be issued in book-entry form; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

Significant Provisions of the Warrant Agreements

        The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:

        Modifications without Consent of Warrant Holders.    We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

  •
  cure any ambiguity;

  •
  cure, correct or supplement any defective or inconsistent provision;

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

  •
  reduce the exercise price of the warrants.

        Modifications with Consent of Warrant Holders.    We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

  •
  increase the exercise price of the warrants;

  •
  reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

  •
  shorten the period of time during which the warrants may be exercised;

  •
  materially and adversely affect the rights of the owners of the warrants; or

  •
  reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

        Consolidation, Merger or Sale of Assets.    If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder. See "Description of the Debt Securities—Merger."

        Enforceability of Rights of Warrant Holders.    The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants, without the consent of any other person, may enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including common stock, preference stock or preferred stock, or any other warrant property purchasable upon exercise of the warrants, including the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

        Registration and Transfer of Warrants.    Subject to the terms of the applicable warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The registration of transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

        New York Law to Govern.    The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more debt securities or other securities, including common stock, preference stock, preferred stock, purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

        The applicable prospectus supplement will describe:

  •
  the designation and the terms of the units and of the debt securities, preferred stock, preference stock, common stock, purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  any additional terms of the governing unit agreement;

  •
  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, preference stock, common stock, purchase contracts, depositary shares or warrants constituting the units; and

  •
  any applicable United States federal income tax consequences.

        The terms and conditions described under "Description of the Debt Securities," "Description of Preferred Stock and Preference Stock," "Description of Common Stock," "Description of Purchase Contracts," "Description of Depositary Shares," "Description of Warrants" and those described under "Significant Provisions of the Unit Agreement" will apply to each unit and to any debt security, preferred stock, preference stock, common stock, purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

        The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, preference stock, common stock, purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

        Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit will consent to and agree to be bound by the terms of the unit agreement.

        Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

        Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations also may be accelerated upon the request of the owners of not less than 25% of the affected units, on behalf of all the owners.

        Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

        If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

        Absence of Protections against All Potential Actions.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

        Modification without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

  •
  cure any ambiguity;

  •
  correct or supplement any defective or inconsistent provision; or

  •
  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

        Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

  •
  materially and adversely affect the holders' units or the terms of the unit agreement; or

  •
  reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.

        Modifications of any debt securities included in units may be made only in accordance with the applicable indenture, as described under "Description of the Debt Securities—Modification of the Indentures."

        Consolidation, Merger or Sale of Assets.    The unit agreement provides that we may not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

  •
  we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

  •
  the surviving entity expressly assumes all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents and will be in form and substance reasonably satisfactory to the trustees;

  •
  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

  •
  we or the surviving entity have delivered to the unit agents an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to and be substituted for us, and may exercise our rights and powers, under the indentures with the same effect as if such successor corporation had been named as us.

        Unit Agreement Not Qualified under Trust Indenture Act.    The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

        Title.    We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

        New York Law to Govern.    The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

Transfer Agent and Registrar

        Equiserve Trust Company, N.A. is the transfer agent and registrar for our common stock. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer and sell the securities described in this prospectus:

  •
  through agents;

  •
  through remarketing firms;

  •
  through one or more underwriters or dealers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  directly to one or more purchasers (through a specific bidding or auction process or otherwise);

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  through a combination of any of these methods of sale; or

  •
  at a fixed exchange ratio in return for other of our securities.

        The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        We may use a remarketing firm to offer to sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

        If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. The maximum compensation we will pay to underwriters in connection with any offering of securities will not exceed 8% of the maximum proceeds of such offering.

        If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

        We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        We may authorize our agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party's performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will be described in the applicable prospectus supplement.

        Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

Derivatives and Hedging Transactions

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions in turn may engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

Through the Internet or Bidding or Ordering System

        We may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may affect the price or other terms at which such securities are sold.

        The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

LEGAL MATTERS

        The legality of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, NY. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and schedules incorporated in this prospectus by reference from our annual report on Form 10-K for the fiscal year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given their authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee	$316,750
Printing expenses*	$100,000
Legal fees and expenses*	$100,000
Accounting fees and expenses*	$50,000
Transfer Agent fees and expenses*	$25,000
Rating Agency fees*	$25,000
Trustee's and Depositary's fees and expenses*	$25,000
Miscellaneous*	$8,250
Total	$650,000

*
Estimated.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation includes a provision limiting such liability.

        The Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the

Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to such indemnity.

        The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company.

        The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

        The provisions contained in the Underwriting Agreements and Distribution Agreement pursuant to which the Company agrees to indemnify underwriters and agents, as the case may be, and each person, if any, who controls any underwriters or agents and filed or to be filed as part of Exhibits 1(a), 1(b), 1(c) and 1(d), are incorporated herein by reference.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits

        A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (A)(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (a)   to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that undertakings set forth in paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B)  that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (D)  that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (E)  that, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and the State of Connecticut on the 2nd day of February, 2005.

PITNEY BOWES INC.
By:	/s/ BRUCE P. NOLOP Bruce P. Nolop Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Critelli	Chairman and Chief Executive Officer—Director	February 2, 2005
/s/ BRUCE P. NOLOP Bruce P. Nolop	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 2, 2005
* Joseph R. Catapano	Controller (Principal Accounting Officer)	February 2, 2005
* Linda G. Alvarado	Director	February 2, 2005
* Colin G. Campbell	Director	February 2, 2005
* Jessica P. Einhorn	Director	February 2, 2005
* Ernie Green	Director	February 2, 2005
* Herbert L. Henkel	Director	February 2, 2005
* James H. Keyes	Director	February 2, 2005
* John S. McFarlane	Director	February 2, 2005
* Eduardo R. Menascé	Director	February 2, 2005
* Michael I. Roth	Director	February 2, 2005
* David L. Shedlarz	Director	February 2, 2005

* Robert E. Weissman	Director	February 2, 2005
*By:	/s/ BRUCE P. NOLOP Bruce P. Nolop Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit
1(a)	Form of Underwriting Agreement for debt securities and/or warrants to purchase debt securities.*
1(b)	Form of Underwriting Agreement for equity securities and/or warrants to purchase equity securities.*
1(c)	Form of Underwriting Agreement for convertible debt securities and/or warrants to purchase convertible debt securities.*
1(d)	Form of Distribution Agreement.*
3(a)	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Form 10-Q filed August 14, 1996).
3(a)(1)	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit (i) to Form 10-K filed March 27, 1998).
3(b)	By-laws, as amended (incorporated by reference to Exhibit (3)(ii) to Form 10-Q filed November 16, 1998).
4(a)	Form of Senior Debt Indenture.*
4(b)	Form of Subordinated Debt Indenture.*
4(c)	Form of Global Senior Note.**
4(d)	Form of Global Senior Convertible Note.**
4(e)	Form of Global Subordinated Note.**
4(f)	Form of Global Subordinated Convertible Note.**
4(g)	Specimen of Certificate Representing the Company's Common Stock (incorporated by reference to Exhibit 4.1 to Form S-3 filed on October 26, 2001).
4(h)	Form of Certificate of Designation for Preferred Stock of the Company.**
4(i)	Form of Certificate of Designation for Preference Stock of the Company.**
4(j)	Form of Warrant Agreement.**
4(k)	Form of Depositary Agreement.**
4(l)	Form of Depositary Receipt.**
4(m)	Form of Purchase Contract Agreement.**
4(n)	Form of Unit Agreement.**
4(o)	Form of Unit Certificate.**
5(a)	Opinion of Gibson, Dunn & Crutcher LLP.
12	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred and Preference Stock Dividends.*
23(a)	Consent of PricewaterhouseCoopers LLP.
23(b)	Consent of Gibson, Dunn & Crutcher LLP (included in the opinion referred to in Exhibit 5(a) above).
24	Power of Attorney.*
25(a)	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture.*
25(b)	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture.*

*
Previously filed.

**
To be filed by amendment or via Form 8-K.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX